Exhibit 1.1

JAMES RIVER GROUP HOLDINGS, LTD.

(a Bermuda exempted company)

[____] Common Shares

(Par Value $0.0002 Per Share)

UNDERWRITING AGREEMENT

[●], 2014

KEEFE, BRUYETTE & WOODS, INC.

UBS SECURITIES LLC

FBR CAPITAL MARKETS & CO.

  as Representatives of the several Underwriters

c/o	Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
4th Floor
New York, NY 10019

c/o	UBS Securities LLC
299 Park Avenue

New York, NY 10171

c/o	FBR Capital Markets & Co.
1300 North 17th Street
Suite 1400

Arlington, VA 22209

Ladies and Gentlemen:

James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), and the persons listed in Schedule B hereto (the “Selling Shareholders”), confirm their respective agreements with Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”), UBS Securities LLC (“UBS”), FBR Capital Markets & Co. (“FBR”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Keefe Bruyette, UBS and FBR are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, par value $0.0002 per share, of the Company (“Common Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional Common Shares.  The aforesaid [●] Common Shares (the “Initial

Securities”) to be purchased by the Underwriters and all or any part of the [●] Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company hereby acknowledges that, in connection with the proposed offering of the Securities, it has requested UBS Financial Services Inc. (“UBS-FinSvc”) to administer a directed share program (the “Directed Share Program”) under which up to [●] of reserved shares Common Shares, or 5% of the Common Shares to be purchased by the Underwriters (the “Reserved Shares”), shall be reserved for sale by UBS-FinSvc at the initial public offering price to the Company’s officers, directors, employees and consultants and other persons having a relationship with the Company as designated by the Company (the “Directed Share Participants”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations.  The number of Common Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares.  The Underwriters may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Securities being issued and sold hereunder.  The Company has supplied UBS-FinSvc with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program.  It is understood that any number of those so designated to participate in the Directed Share Program may decline to do so.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-199958), including the related preliminary prospectus or prospectus covering the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) under the Securities Act and paragraph (b) of Rule 424 (“Rule 424(b)”) under the Securities Act.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus in the

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form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.     Representations and Warranties and Agreements.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter and Selling Shareholder as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter and Selling Shareholder, as follows:

(i) Compliance with Registration Requirements.  (A) At the time of filing the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 (“Rule 405”) under the Securities Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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As of the Applicable Time (as defined below), (A) the Issuer-Represented General Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), and (B) any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not include any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●]:00 [a/p.]m. (Eastern time) on the date of this Agreement or such other time as agreed by the Company and the Representatives.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Securities.

“Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer-Represented Limited Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any preliminary or other prospectus deemed to be a part thereof.  For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b).

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection (a)(i) shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus, any Issuer-Represented Free Writing Prospectus or any Written Testing-the-Waters Communication (as defined below) made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company by

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any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described in Section 7(a) hereof.

(ii) Emerging Growth Company.  From the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).  “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(iii) Testing-the-Waters Communication.  The Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives and with entities that are either (1) qualified institutional buyers within the meaning of Rule 144A under the Securities Act or (2) institutions that are accredited investors within the meaning of Rule 501 under the Securities Act, and (B) has not authorized anyone other than Keefe Bruyette to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule D hereto.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication does not conflict with information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the General Disclosure Package, as of the Applicable Time, did not, and as of the Closing Time and as of each Date of Delivery (if any), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv) Independent Accountants.  Ernst & Young LLP, the accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act. With respect to the Company, Ernst & Young LLP is not and has not been in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the related rules and regulations of the Commission.

(v) Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all

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material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of income and comprehensive income, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby.  The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The summary selected financial data and the summary selected pro forma consolidated financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the books and records of the Company.  No other financial statements or schedules are required to be included in the Registration Statement.  To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and Item 10 of Regulation S-K under the Securities Act, as applicable.

(vi) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its Subsidiaries, whether or not in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and neither the Company nor any of its Subsidiaries incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(vii) Good Standing of the Company.  The Company has been duly organized and is validly existing as an exempted company in good standing, or the equivalent thereof, under the laws of Bermuda and has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing, or the equivalent thereof, in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, or the equivalent thereof, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise),

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business, business prospects, properties, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, considered as one enterprise, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(viii) Good Standing of Subsidiaries.  Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing, or the equivalent thereof, under the laws of the jurisdiction of its incorporation, has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing, or the equivalent thereof, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing, or the equivalent thereof, would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any shareholder of such Subsidiary.  The only subsidiaries of the Company are the subsidiaries listed on Schedule G hereto (each a “Subsidiary” and, collectively, the “Subsidiaries”).

(ix) Capitalization.  The authorized, issued and outstanding share capital of the Company is as set forth in the General Disclosure Package and the Prospectus in the column entitled “September 30, 2014” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).  The issued share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholders (upon completion of the transaction described under “Summary – Recapitalization” in the Prospectus), have been duly authorized and validly issued and are fully paid and non assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Securities); none of the issued share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholders, will be as of the Closing Time issued in violation of the pre-emptive or other similar rights (if any) of any shareholder of the Company.

(x) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xi) Description of Securities.  The Common Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal

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liability for the debts of the Company by reason of being such a holder; and the issuance of the Securities is not, or will not as of the Closing Time be, subject to the preemptive or other similar rights of any shareholder of the Company.

(xii) Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its charter or memorandum of association, bye-laws or similar organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (A) the charter, bye-laws or similar organization document of the Company or any Subsidiary or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except in the case of (B), for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xiii) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xiv) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which (A) is required to be disclosed in the Registration Statement, or (B) which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (C) which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by

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the Company of its obligations hereunder, other than, in each of the foregoing, as disclosed in the Registration Statement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xv) Accuracy of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(xvi) Possession of Intellectual Property.  The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(xvii) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already obtained or as may be required under the Securities Act or state securities laws, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority or (iii) such filings as have been already made under the state insurance company holding laws and regulations of the States of North Carolina, Ohio and Virginia.

(xviii) Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions

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of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance would not, individually or in the aggregate, have a Material Adverse Effect, all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xix) Insurance Regulatory Matters.  Each Subsidiary that is required to be organized and licensed as an insurance or reinsurance company (collectively, the “Insurance Subsidiaries”) is duly licensed as an insurance or reinsurance company in its jurisdiction of organization and is duly licensed or authorized as an insurer or reinsurer in each jurisdiction outside its jurisdiction of organization where it is required to be so licensed or authorized to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so licensed or authorized, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.  The Insurance Subsidiaries have made all required filings under applicable insurance and reinsurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance and reinsurance regulatory authorities necessary to conduct their respective existing business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such Authorizations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and no Insurance Subsidiary has received any notification from any insurance or reinsurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it would reasonably be expected that the failure to obtain such additional Authorizations would result in a Material Adverse Effect, and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no insurance or reinsurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all respects as presently conducted, except in the case of this clause (ii), where such

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orders or decrees, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx) Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described or referred to in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, result in a Material Adverse Effect; and (X) all of the leases and subleases relating to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and (Y) neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except for each of (X) and (Y) as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxi) Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Securities as herein contemplated will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(xxii) Taxes.  The Company and each of its Subsidiaries has (a) timely filed all material foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete in all material respects, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all accrued but unpaid taxes.

(xxiii) Insurance.  The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably believes are adequate for the conduct of the business of the Company and its Subsidiaries and the value of their properties and as are customary in the business in which the Company and its Subsidiaries are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

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(xxiv) Statistical and Market Data.  The statistical and market related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate.

(xxv) Relationship.  There are no business relationships (either direct or indirect) or related party transactions involving the Company, any of its Subsidiaries or any of the officers, directors or shareholders of the foregoing, or any other person, that are required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that are not so described.

(xxvi) Internal Control Over Financial Reporting.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxvii) Disclosure Controls and Procedures.  The Company and its Subsidiaries maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established.  The Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(xxviii) Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in

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their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(xxix) Pending Procedures and Examinations.  To the Company’s knowledge, the Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

(xxx) Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxi) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body having jurisdiction over the Company involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii) No Registration Rights.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities to be sold by the Company hereunder.

(xxxiii) No Stabilization or Manipulation.  Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any affiliate of the Company or its Subsidiaries, has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

(xxxiv) No Unauthorized Use of Prospectus.  The Company has not distributed and, prior to the later to occur of (A) the Closing Time, and (B) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the Securities Act) in connection with the offering and sale of the Securities

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other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the Securities Act and approved by the Representatives.

(xxxv) Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxvi) Lock-up Agreements.  Each of the Company’s executive officers and directors and 5% or greater shareholders and certain other shareholders, in each case as listed on Schedule F hereto, has executed and delivered lock-up agreements as contemplated by Section 6(m) hereof.

(xxxvii) Fees.  Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(xxxviii) ERISA.  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and each of the Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”); and (iv) each “employee benefit plan” for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.

(xxxix) OFAC.  Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

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(xl) Investment Securities.  The Company and each of its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its Subsidiaries, except to the extent pledged as collateral for the senior debt facility described in the Registration Statement, and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xli) Service of Process.  Neither the Company nor any of its Subsidiaries has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Bermuda to enforce this Agreement in respect of itself or its property.

(xlii) Tax Matters.  Based upon and subject to the assumptions and qualifications set forth in the Registration Statement under the caption “Certain Tax Considerations,” (A) for purposes of the rules relating to passive foreign investment companies under section 1291 of the Code, (i) the Company believes that its financial reserves will be consistent with industry standards and will not be in excess of the reasonable needs of the Company and its Subsidiaries’ insurance business and (ii) the Company believes that it will be actively engaged in insurance activities that involve sufficient transfer of risk, and (B) neither the Company nor its non-U.S. Subsidiaries should be considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code.

(xliii) Tax Disclosure. The statements set forth in the Registration Statement under the caption “Tax Considerations” are accurate and fair in all material respects.

(xliv) Related Person Insurance Income.  The Company believes that its and its Subsidiary’s gross related person insurance income (as defined in Section 953(c)(2) of the Code) will not equal or exceed 20% of each such company’s gross insurance income for any taxable year in the foreseeable future.

(xlv) Withholdings.  (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Bermuda, be paid in U.S. dollars that may be freely transferred out of Bermuda; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Bermuda; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in

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Bermuda), withholding or deduction in Bermuda and without the necessity of obtaining any consent, approval, authorization or order in Bermuda.

(xlvi) Treaties, Contracts and Arrangements.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all material ceded reinsurance and retrocession treaties, contracts and arrangements to which the Company or any Subsidiary is a party are in full force and effect and none of such treaties, contracts and arrangements is in default or breach, except where such default or breach would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xlvii) Transfer Taxes.  There are no transfer taxes or other similar fees or charges under the laws of Bermuda required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities to or for the respective accounts of the Underwriters.

(xlviii) Insurance Reserving.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since December 31, 2013, the Company and each of its Subsidiaries engaged in the business of insurance or reinsurance, whether on an admitted or non-admitted basis, has not made any material change in its insurance reserving practices.

(xlix) Directed Share Program.  The Registration Statement, each preliminary prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of any foreign jurisdiction in which any preliminary prospectus, the Prospectus or any Issuer-Represented Free Writing Prospectus is distributed in connection with the Directed Share Program; and no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency is required in connection with the offering of the Reserved Shares in any jurisdiction where the Reserved Shares are being offered except (i) such as have been already obtained or as may be required under the Securities Act or state securities laws, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required and have been obtained from the Bermuda Monetary Authority or (iii) such filings as have been already made under the state insurance company holding laws and regulations of the States of North Carolina, Ohio and Virginia.

(l) The Company has not offered, or caused the Underwriters to offer, Common Shares to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or any of the Subsidiaries, or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respective products or services.

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(b)         Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally represents and warrants to each Underwriter and to the Company as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i) Accurate Disclosure.  To the extent, but only to the extent, that any statements or omissions made in the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, are made in reliance upon and in conformity with written information relating to such Selling Shareholder furnished to the Company by or on behalf of such Selling Shareholder expressly for use therein, the Statutory Prospectus, as of the Applicable Time, did not and, as of the Closing Time, the Prospectus and any amendments or supplements thereto will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the Company, the Selling Shareholders and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Company by or on behalf of the Selling Shareholders expressly for use in the Statutory Prospectus or the Prospectus, or any amendment or supplement thereto, is the statements pertaining to the name and address of the Selling Shareholder and the number of Common Shares owned and the number of Common Shares proposed to be sold by the Selling Shareholders under the caption “Principal and Selling Shareholders” in the Statutory Prospectus.

(ii) Authorization of Agreements.  Such Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder.  The execution and delivery of this Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties; in each case, except as would not impair in any material respect the ability of the Selling Shareholder to perform its obligations hereunder (provided that no representation or warranty is made in this subsection (ii) with respect to the antifraud provisions of any securities laws).

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(iii) Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(iv) Absence of Further Requirements.  No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as may have previously been made or obtained or as may be required by FINRA or under the Securities Act, the Exchange Act or state or local securities laws or (B) such filings as have been already made under the state insurance company holding laws and regulations of the States of North Carolina, Ohio and Virginia.

(v) Uncertificated Securities.  The Securities to be sold by such Selling Shareholder pursuant to this Agreement will be uncertificated securities in the form of book-entry credits registered in the name of such Selling Shareholder.  Delivery of the Securities to the Representatives shall be made through appropriate book-entry transfer through the facilities of The Depository Trust Company (“DTC”).

(vi) Deliveries of Securities.  Immediately prior to the Closing Time, such Selling Shareholder will be the beneficial or record holder of the Securities to be sold by such Selling Shareholder hereunder with full dispositive power thereover, and such Selling Shareholder holds, and will hold, such Securities free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities through the facilities of DTC, payment therefor pursuant hereto and the crediting of the Securities being purchased by each Underwriter to a securities account or securities accounts of such Underwriter maintained with DTC in accordance with Section 8-501 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), assuming that the Underwriters have no notice (within the meaning of Section 8-105 of the UCC) of any adverse claims (as defined in Section 8-102 of the UCC) to such Securities, each Underwriter will acquire a valid security entitlement (as defined in Section 8-102 of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (as defined in Section 8-102 of the UCC) may be asserted against such Underwriter with respect to such security entitlement.

(vii) Selling Shareholder Free Writing Prospectuses.  Each Selling Shareholder represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 (any such “free writing prospectus” of any Selling Shareholder, a “Selling Shareholder Free Writing Prospectus”), and it has not used, referred to, or distributed, and will not use, refer to or distribute, any such Selling Shareholder Free Writing Prospectus. Any Selling Shareholder Free Writing Prospectus

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consented to by the Representatives is hereinafter referred to as a Selling Shareholder Permitted Free Writing Prospectus.  Each Selling Shareholder represents that it has treated or agrees that it has complied and will comply with the requirements of Rule 433 applicable to any Selling Shareholder Permitted Free Writing Prospectus of such Selling Shareholder, including timely filing with the Commission where required, legending and record keeping.

Other than the Registration Statement, the General Disclosure Package and the Prospectus, the Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Written Testing-the-Waters Communication, other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act, or (B) the documents listed on Schedule C or Schedule D hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(c)       Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by any Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule E, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] Common Shares, as set forth in Schedule B, at the price per share set forth in Schedule E.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Representatives to the Company and the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and

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delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of the Initial Securities shall be made at the offices of Willkie Farr & Gallagher LLP at 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to the respective bank accounts designated by the Selling Shareholders against delivery to the Representatives for the respective accounts of the Underwriters of the Securities purchased by them through the book entry method through the facilities of DTC.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Each of Keefe Bruyette, UBS and FBR, individually and not as a Representative, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  The Initial Securities and the Option Securities, if any, in uncertificated form, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

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SECTION 3.     Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either any preliminary prospectus (including the prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, provided that the Company’s obligations under this Section 3(e) shall terminate on the earlier of (a) the completion of the public offer and sale of the Securities as contemplated in this Agreement and the Prospectus, and (b) the date that is nine (9) months following the Closing Time.  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)             Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in

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which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdiction as the Underwriters may reasonably request.

(g)           Rule 158.  The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)           Listing.  The Company will use its best efforts to effect and maintain the listing of the Securities on the NASDAQ Stock Market.

(i)            Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (B) any Common Shares issued or options to purchase Common Shares granted pursuant to existing or proposed employee benefit plans of the Company referred to in the Prospectus, (C) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (D) any Common Shares or securities convertible into Common Shares issued in connection with an acquisition or business combination, provided that the aggregate number of Common Shares issued pursuant to this clause (D) during the 180-day restricted period shall not exceed 20% of the total number of Common Shares issued and outstanding at the Closing Time.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Section 4 or a lock-up letter described in Section 6(m) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver in the form of Exhibit D at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit E hereto through a major news service at least two business days before the effective date of the release or waiver.

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(j)            Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, and for a period of at least two years from the date of this Agreement, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and will furnish to the Representatives, promptly after the date they are available, copies of all reports or other communications (financial or otherwise) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided, that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent such reports and financial statements are filed on EDGAR.

(k)           Lock-up Agreements.  The Company agrees to enforce its rights under its existing registration rights agreements, shareholders’ agreements and other agreements that limit or restrict the transfer of the Company’s securities to restrict the transfer of securities of the Company within the 180-day period following the Closing Time.

(l)            Reserved Shares.  The Company agrees to cause each Directed Share Participant (except to the extent such Directed Share Participant has executed and delivered a 180-day lock-up agreement pursuant to Section 3(k) above) to execute a lock-up agreement substantially in the form of Exhibit F hereto and otherwise to cause the Reserved Shares to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Shares during a 30-day restricted period or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Shares are offered in connection with the Directed Share Program.

(m)          Issuer Free Writing Prospectus.  The Company represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus” and, collectively with any Selling Shareholder Permitted Free Writing Prospectuses, the “Permitted Free Writing Prospectuses.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(n)          Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the completion of the distribution of the Securities within the meaning of the

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Securities Act and (ii) the completion of the 180-day restricted period referred to in Section 6(m) hereof.

SECTION 4.     Covenants of the Selling Shareholders.  On or prior to the date of the Statutory Prospectus, each Selling Shareholder listed on Schedule B hereto shall have executed and delivered to the Underwriters an agreement substantially in the form of Exhibit C hereto.

SECTION 5.     Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto (including any costs associated with electronic delivery of these materials), (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, provided that the cost of aircraft and other transportation chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities up to a maximum of $50,000, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Stock Market.  It is understood that except as provided herein, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses related to any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Securities.

(b)           Expenses of the Selling Shareholders.  The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i)

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the fees and expenses associated with communications with and collection of documents from the Selling Shareholders, (ii) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (iii) the fees and disbursements of their respective counsel, accountants and other advisors, except that the Company shall reimburse the Selling Shareholders for the reasonable fees and disbursements of one counsel selected by D. E. Shaw CF-SP Franklin, L.L.C., D. E. Shaw CH-SP Franklin, L.L.C., and D. E. Shaw Oculus Portfolios, L.L.C. (collectively, the “D. E. Shaw Investors”).

(c)           Termination of Agreement.  (A) If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6 or Section 10(a)(i) hereof, then the Company, and (B) if this Agreement is terminated by the Representatives in accordance of the provisions of Section 12 hereof, then the Selling Shareholder or Shareholders whose default under Section 12 gave rise to the termination of this Agreement by the Representatives, shall reimburse the Underwriters for their reasonable documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; but neither the Company nor the Selling Shareholders shall in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.  In no event shall the Company or the Selling Shareholders be obligated to pay or reimburse any costs, expenses or fees of any Underwriter that defaults on its obligations to purchase the Securities pursuant to the terms of this Agreement.

(d)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 6.     Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof as of the Closing Time, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)           Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Bryan Cave LLP, counsel for the

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Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto.

(c)           Opinion of Special Bermuda Counsel for Company.  At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto.

(d)           Opinion of Counsel for the Selling Shareholders.  At the Closing Time, the Representatives shall have received the opinions, dated as of Closing Time, of (x) Debevoise & Plimpton LLP, special New York counsel for the D. E. Shaw Investors, (y) Richards, Layton & Finger, P.A., special Delaware counsel for the D. E. Shaw Investors, and (z) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for The Goldman Sachs Group, Inc. and Goldman Sachs JRVR Investors Offshore, L.P.; each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B-1, B-2 and B-3 hereto, respectively.

(e)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Willkie Farr & Gallagher LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(f)            Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus as of the execution of this Agreement or the Applicable Time, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties speak of another date, in which case such representations and warranties shall be true and correct as of such other date), (iii) the Company has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to their knowledge, contemplated by the Commission.

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(g)           Certificate of Selling Shareholders.  At the Closing Time, the Representatives shall have received a certificate on behalf of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time (except to the extent such representations and warranties speak of another date, in which case such representations and warranties shall be true and correct as of such other date), and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated as of such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(i)            Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)            Management Certificates.  At the Closing Time, the Representatives shall have received a certificate of the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company, dated as of the Closing Time, in form and substance reasonably satisfactory to counsel for the Underwriters, with respect to certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(k)           Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NASDAQ Stock Market under the symbol “JRVR”, subject only to official notice of issuance, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to NASDAQ Stock Market issues.

(l)           No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)         Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule F hereto.

(n)          Tax Form.  At the Closing Time, the Representatives shall have received a properly completed and executed United States Treasury Department Form W-9 (or other

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applicable form or statement specified by the Treasury Department regulations in lieu thereof) from [•] in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(o)           Delivery of Prospectus.  The Company shall have complied with the provisions hereof with respect to the furnishing of prospectuses, in electronic or printed format, on the New York business day next succeeding the date of this Agreement.

(p)           Recapitalization: The transactions described under “Summary – Recapitalization” in the Prospectus shall have been consummated.

(q)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(f) hereof remains true and correct as of such Date of Delivery.

(ii) Certificate of Selling Shareholders.  A certificate, dated such Date of Delivery, on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 6(g) remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company.  The opinion of Bryan Cave LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(b) hereof.

(iv) Opinion of Special Bermuda Counsel for Company.  The opinion of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(c) hereof.

(v) Opinion of Counsel for Underwriters.  The opinion of Willkie Farr & Gallagher LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 6(e) hereof.

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(vi) Bring-down Comfort Letter.  A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(vii) Management Certificates.  A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company and the Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 6(j) hereof remains true and correct as of such Date of Delivery.

(r)           Additional Documents.  At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(s)          Termination of Agreement.  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 7.     Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in rule 501(b) under the Securities Act) (“Affiliates”), its selling agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below.

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact

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required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that any such settlement is effected with the written consent of the Company and the Selling Shareholders;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred in connection with the Directed Share Program (including the reasonable fees and disbursements of counsel chosen by the Representatives); and

(iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); provided, further, that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and the information contained under the captions “Underwriting – Price Stabilization and Short Positions” (the “Underwriter Information”).

Without limitation of and in addition to its obligations under the other paragraphs of this Section 7, the Company agrees to indemnify, defend and hold harmless UBS-FinSvc and its partners, directors, officers and members, and any person who controls UBS-FinSvc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or

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severally, UBS-FinSvc or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iv) of the first paragraph of this Section 7(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Share Participant to pay for and accept delivery of Reserved Shares that the Directed Share Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Share Program, provided, however, that the Company shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of UBS-FinSvc in conducting the Directed Share Program. This paragraph shall apply equally to any proceeding (as defined below) brought against UBS-FinSvc or any such person in respect of which indemnity may be sought against the Company pursuant to the immediately preceding sentence, except that the Company shall be liable for the expenses of one separate counsel (in addition to any local counsel) for UBS-FinSvc and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 7(a), in any such proceeding.

Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against (A) any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any Selling Shareholder Free Writing Prospectus of such Selling Shareholder (as a result of any untrue statement or alleged untrue statement of a material fact contained therein or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or otherwise); (B) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon such Selling Shareholder Free Writing Prospectus; provided, that (subject to Section 6(d) below) such settlement is effected with the written consent of such Selling Shareholder, and (C) any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commended or threatened, or any claim whatsoever based upon any such Selling Shareholder Free Writing Prospectus, to the extent that such expense is not paid under clause (A) or (B) above. Notwithstanding the foregoing, the Selling Shareholders shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Shareholder Free Writing Prospectus in reliance upon and in conformity with Underwriter Information, and the liability of each Selling Shareholder pursuant to this Section 7(a) shall not exceed the net proceeds received by such Selling Shareholder from the sale of the Securities under this Agreement (net of

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underwriting discounts and commissions relating to such sale of Securities) as set forth in the General Disclosure Package.

(b)           Indemnification of Company, Directors and Officers and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Selling Shareholder Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto); provided, that the parties acknowledge and agree that the only written information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement (or any amendment thereto), preliminary prospectus, any Issuer-Represented Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show, the General Disclosure Package and Prospectus (or any amendment or supplement thereto) is the Underwriter Information.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholders, as applicable.  An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by

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any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Other Agreements with Respect to Indemnification.  The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 8.     Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and

34

expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

The Selling Shareholders’ obligations to contribute as provided in this Section 8 are several in proportion to the proceeds received by them respectively from the sale of the Securities under this Agreement, net of underwriting discounts and commissions relating to such sale of Securities, and not joint and shall be subject to the limitations on aggregate liability set forth in the last sentence of the last paragraph of Section 7(a).

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Selling Shareholders, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

No Selling Shareholder shall be liable for contribution under this Section 8 except to the extent and under such circumstances as such Selling Shareholder would have been liable for indemnification under Section 7 if such indemnification were available or enforceable under applicable law.

The provisions of this Section 8 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 9.     Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any (a) investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person

35

controlling any Underwriter, its officers or directors, or by or on behalf of the Company or the Selling Shareholders and (b) delivery of and payment for the Securities.

SECTION 10.    Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the preliminary prospectus, the General Disclosure Package or the Prospectus, any Material Adverse Effect, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Stock Market, or if trading generally on the New York Stock Exchange or the NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other Governmental Entity, (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (v) if a banking moratorium has been declared by either Federal, New York or Bermuda authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.    Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)         if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non defaulting Underwriters, or

36

(b)         if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non defaulting Underwriter. Notwithstanding any termination of this Agreement pursuant to this clause (b), the Company shall continue to be liable for the payment of expenses as set forth in Section 5 hereof, and the provisions of Section 7 and 8 hereof shall not terminate and shall remain in effect.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.    Default by One or More of the Selling Shareholders.  If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 5, 7, 8 and 9 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 12 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 12, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 13.    Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, NY 10019,

37

attention of Syndicate Desk, UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attention: Syndicate, and FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, VA 22209, attention of Syndicate Desk, with a copy to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019, attention of John M. Schwolsky, Esq.; notices to the Company shall be directed to it at 32 Victoria Street, Hamilton, Bermuda HM 12, attention of Robert P. Myron, with a copy to Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104, attention of Kenneth L. Henderson, Esq.; notices to the D. E. Shaw Investors shall be directed to The D. E. Shaw Group, 1166 Avenue of the Americas, Ninth Floor, New York, New York 10036, attention of the General Counsel, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, attention of Peter J. Loughran; and notices to The Goldman Sachs Group, Inc. and Goldman Sachs JRVR Investors Offshore, L.P. shall be directed to [Goldman Sachs], attention of [•], with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street N.W., Washington, D.C. 20006, attention of Brian Mangino and Stuart Gelfond.

SECTION 14.    Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.    No Fiduciaries.  The Company and each Selling Shareholder acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any Selling Shareholder, or their respective shareholders, creditors, employees or any other third party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any such Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or any Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Selling Shareholder and (e) the Underwriters have not provided any legal, accounting, regulatory

38

or tax advice with respect to the offering contemplated hereby and the Company and each Selling Shareholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16.    GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17.    General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic means shall constitute effective execution and delivery of this Agreement by the parties hereto and may be used in lieu of the original signature pages to this Agreement for all purposes.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(The remainder of this page is intentionally left blank)

39

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

JAMES RIVER GROUP HOLDINGS, LTD.

By:
Name:
Title:

D. E. SHAW CF-SP FRANKLIN, L.L.C.
by D. E. Shaw & Co., L.L.C.,
as Manager

By:
Name:
Title:

D. E. SHAW CH-SP FRANKLIN, L.L.C.
by D. E. Shaw & Co., L.L.C.,
as Manager

By:
Name:
Title:

D. E. SHAW OCULUS PORTFOLIOS, L.L.C.
by D. E. Shaw & Co., L.L.C.,
as Manager

By:
Name:
Title:

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

GOLDMAN SACHS JRVR INVESTORS
OFFSHORE, L.P.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

FBR CAPITAL MARKETS & CO.

By:
Name:
Title:

By:
Name:
Title:

For itself and as a Representative of the

other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Keefe, Bruyette & Woods, Inc.
UBS Securities LLC
FBR Capital Markets & Co.
BMO Capital Markets Corp.
KeyBanc Capital Markets Inc.
SunTrust Robinson Humphrey, Inc.
Scotia Capital (USA) Inc.

Total	[●]

SCHEDULE B

Selling Shareholder	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
D. E. Shaw CF-SP Franklin, L.L.C.

D. E. Shaw CH-SP Franklin, L.L.C.

D. E. Shaw Oculus Portfolios, L.L.C.

The Goldman Sachs Group, Inc.

Goldman Sachs JRVR Investors Offshore, L.P.

Total

SCHEDULE C

Issuer-Represented General Free Writing Prospectus

SCHEDULE D

Written Testing-the-Waters Communications

SCHEDULE E

SCHEDULE F

List of persons and entities subject to lock-up

Name	Title
[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

SCHEDULE G

Subsidiaries

Subsidiary	Jurisdiction of Incorporation or Formation
Falls Lake Fire and Casualty Company	California

Falls Lake General Insurance Company	Ohio

Falls Lake Insurance Management Company, Inc.	Delaware

Falls Lake National Insurance Company	Ohio

Franklin Holdings II (Bermuda) Capital Trust I	Delaware

James River Capital Trust I	Delaware

James River Capital Trust II	Delaware

James River Capital Trust III	Delaware

James River Capital Trust IV	Delaware

James River Casualty Company	Virginia

James River Group, Inc.	Delaware

James River Insurance Company	Ohio

James River Management Company, Inc.	Delaware

James River Richmond Real Estate, LLC	Virginia

JRG Reinsurance Company, Ltd.	Bermuda

Potomac Risk Services, Inc.	Virginia

Stonewood Insurance Company	North Carolina

EXHIBIT A-1

Form of Opinion of Company Counsel

EXHIBIT A-2

Form of Opinion of Bermuda Company Counsel

EXHIBIT B-1

Form of Opinion of Special New York Counsel for D. E. Shaw CF-SP Franklin, L.L.C.,

D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.

EXHIBIT B-2

Form of Opinion of Special Delaware Counsel for D. E. Shaw CF-SP Franklin, L.L.C.,

D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C.

EXHIBIT B-3

Form of Opinion of Counsel for

The Goldman Sachs Group, Inc. and Goldman Sachs JRVR Investors Offshore

EXHIBIT C

Form of Lock-up Agreement

[●], 2014

KEEFE, BRUYETTE & WOODS, INC.

UBS SECURITIES LLC

FBR CAPITAL MARKETS & CO.

as Representatives of the several Underwriters to be named in the Underwriting Agreement

c/o	Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
4th Floor
New York, NY 10019

c/o	UBS Securities LLC
299 Park Avenue

New York, NY 10171

c/o	FBR Capital Markets & Co.
1300 North 17th Street
Suite 1400

Arlington, VA 22209

Re:	Proposed Initial Public Offering by James River Group Holdings, Ltd.

Dear Sirs:

The undersigned, a shareholder, executive officer and/or director of James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”), understands that Keefe, Bruyette & Woods, Inc. (“Keefe Bruyette”), UBS Securities LLC (“UBS”) and FBR Capital Markets & Co. (“FBR”), as representatives (in such capacity, the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”) with the Company and each of the selling shareholders named therein (the “Selling Shareholders”) providing for the public offering (the “Offering”) of shares (the “Securities”) of the Company’s common shares, par value $0.0002 per share (the “Common Shares”).

In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder, executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, commencing on the date of the preliminary prospectus used at the commencement of the roadshow in connection with the Offering and ending on, and including, the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap, hedge or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned acknowledges that the foregoing restrictions shall be applicable to any Common Shares the undersigned may purchase through the directed-share program of the Offering.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to the Representatives, (ii) the undersigned’s Common Shares that are being sold pursuant to the Underwriting Agreement as described in the prospectus included in the Company’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission, and (iii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company; and (B) the undersigned may transfer the undersigned’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Common Shares received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (iv) to any wholly-owned Subsidiary or Affiliate (each within the definitions of Rule 405 under the Securities Act), shareholder, member or partner of the undersigned or to any corporation, partnership or other business entity with which the undersigned shares in common an investment manager or advisor that has investment discretionary authority with respect to the undersigned’s and the entity’s investments pursuant to an investment advisory or similar agreement, and any investment fund affiliated with or advised by an Affiliate of the undersigned (or any wholly owned direct or indirect Subsidiaries of any such fund), provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, and provided further that any such transfer shall not involve a disposition for value, (v) as a distribution to partners, members or shareholders of the undersigned, provided that the transferee agrees in writing to be bound by the restrictions set forth herein prior to any such transfer, (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above, (vii) in connection with transactions by any person other than the Company relating to Common Shares acquired in open market transactions after the completion of the Offering, (viii) pursuant to an order of a court or regulatory agency, or (ix) with the prior written consent of the Representatives.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

[Notwithstanding anything herein to the contrary, D. E. Shaw & Co., L.P. and its affiliates, other than the undersigned and any affiliate to whom the undersigned transfers Common Shares, and Goldman, Sachs & Co. and its affiliates, other than the undersigned and any affiliate to whom the undersigned transfers Common Shares, may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business.]1

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares, except in compliance with this Lock-Up Agreement.  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

[The undersigned hereby waives any rights the undersigned may have to require registration of Common Shares in connection with the filing of the registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or warrants or other rights to purchase Common Shares or any such securities.]2

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement.  The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective on or before June 30, 2015, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

[1]	D. E. Shaw CF-SP Franklin, L.L.C.; D. E. Shaw CH-SP Franklin, L.L.C.; D. E. Shaw Oculus Portfolios, L.L.C.; The Goldman Sachs Group, Inc. and Goldman Sachs JRVR Investors Offshore, L.P. only.

[2]	For all parties other than D. E. Shaw CF-SP Franklin, L.L.C.; D. E. Shaw CH-SP Franklin, L.L.C.; D. E. Shaw Oculus Portfolios, L.L.C.; The Goldman Sachs Group, Inc. and Goldman Sachs JRVR Investors Offshore, L.P.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name:

EXHIBIT D

Form of Waiver of Lock-up

[UNDERWRITERS]

Public Offering of Common Shares

___________________, 201_

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by James River Group Holdings, Ltd. (the “Company”) of common shares, par value $0.0002 per share (the “Common Shares”), of the Company and the lock-up letter dated ______, 201_ (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 201_, with respect to [          ] common shares (the “Shares”).

[                    ] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective ______, 201_; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc: Company

EXHIBIT E

Form of Press Release

(“[Company]”) announced today that [                    ], the book-running managers in the Company’s recent public sale of common shares, is [waiving] [releasing] a lock-up restriction with respect to of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , _____20__ , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT F

Form of Directed Share Program Lock-up Agreement

[●], 2014

Keefe, Bruyette & Woods, Inc.

UBS Securities LLC

FBR Capital Markets & Co.

As Representatives of the several Underwriters listed in Schedule A to the Underwriting Agreement referenced below.

c/o	Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
4th Floor
New York, NY 10019

c/o	UBS Securities LLC
299 Park Avenue

New York, NY 10171

c/o	FBR Capital Markets & Co.
1300 North 17th Street
Suite 1400

Arlington, VA 22209

and

UBS Financial Services Inc.

299 Park Avenue

New York, NY 10171

Ladies and Gentlemen:

In consideration of the opportunity to participate in the Directed Share Program (“DSP”) to be conducted by UBS Financial Services Inc. (“UBS-FinSvc”) as part of the initial public offering (“Initial Public Offering”) by James River Group Holdings, Ltd., a Bermuda exempted company (the “Company”) and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Keefe, Bruyette & Woods, Inc., UBS Securities LLC and FBR Capital Markets & Co. (the “Representatives”) on behalf of the Underwriters listed in Schedule A (the “Underwriters”) to the Underwriting Agreement with the Company (the “Underwriting Agreement”), it will not, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “DSP Restricted Period”) relating to the Initial Public Offering (the “Prospectus”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any common shares of the Company, par value $0.0002 per share, purchased through the DSP (the “DSP Shares”), or any securities convertible into or exchangeable or exercisable for DSP Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended, or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the DSP Shares, whether any such swap, hedge or transaction is to be settled by delivery of DSP Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, (A) the foregoing restrictions shall not apply to (i) pledges in a bona fide transaction that are in effect as of the date hereof to a lender to the undersigned, as disclosed in writing to the Representatives and (ii) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company; and (B) the undersigned may transfer the undersigned’s DSP Shares or any securities convertible into or exchangeable or exercisable for DSP Shares (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) and (ii) above, (iv) pursuant to an order of a court or regulatory agency, or (v) with the prior written consent of the Representatives.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the Company and UBS-FinSvc are relying upon this agreement in proceeding toward consummation of the DSP.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions.  The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)